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                                                                    EXHIBIT 99.4


                         REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "Agreement") is made as of January 13, 1998, by and between Greenbriar Corporation, a Nevada corporation ("Greenbriar"), and Lone Star Opportunity Fund, L.P., a Delaware limited partnership ("Purchaser"). Greenbriar proposes to issue and sell to the Purchaser, upon the terms set forth in a Stock Purchase Agreement dated as of December 31, 1997 (the "Purchase Agreement"), 1,400,000 shares of Greenbriar's Series F Senior Convertible Preferred Stock (the "Series F Senior Preferred Stock") and 800,000 shares of Greenbriar's Series G Senior Non-Voting Convertible Preferred Stock (the "Series G Senior Non-Voting Preferred Stock"). The Series F Senior Preferred Stock and the Series G Senior Non-Voting Preferred Stock are convertible into Common Stock (as defined below) as provided in the Purchase Agreement. As an inducement to the Purchaser to enter into the Purchase Agreement and in satisfaction of a condition to the Purchaser's obligations thereunder, Greenbriar agrees with the Purchaser, for the benefit of the Purchaser and the other Holders (as defined below), as follows:

         1.      Certain Definitions.

         As used in this Agreement, the following initially capitalized terms have the following meanings:

         "Agreement" is defined in the preamble to this Agreement.

         "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Common Stock" means the common stock, $0.01 par value per share, of Greenbriar.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         "Greenbriar" is defined in the preamble to this Agreement.

         "Holder" means a Person owning Registrable Securities.

         "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "Prospectus" means the prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

         "Purchase Agreement" is defined in the preamble to this Agreement.

         "Purchaser" is defined in the preamble to this Agreement.
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         "Registrable Securities" means (i) shares of Common Stock issued or transferred pursuant to the conversion of the Series F Senior Preferred Stock and the Series G Senior Non-Voting Preferred Stock and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above.

         "Registration Statement" means any registration statement under the Securities Act that is filed by Greenbriar to register sales of Registrable Securities by Holders, whether or not such registration statement also registers the issuance or sale of other securities.

         "Request Notice" means a written request, approved by Holders of not less than a majority of the outstanding Registrable Securities, that Greenbriar effect a registration of all or part of the Registrable Securities.

         "Series F Senior Preferred Stock" is defined in the preamble to this Agreement.

         "Series G Senior Non-Voting Preferred Stock" is defined in the preamble to this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         "Underwritten Offering" means a registration in which securities of Greenbriar are sold to an underwriter for re-offering to the public.

         2.      Requested Registration.

                 (a) The Holders of not less than a majority of the outstanding Registrable Securities may, at any time, issue a Request Notice to Greenbriar, requesting Greenbriar to effect registration under the Securities Act of all or any part of the Registrable Securities, for sale in the manner specified in the Request Notice, provided that such sale will have an aggregate offering price of at least $3,000,000. Greenbriar shall give written notice of the proposed registration to all other Holders within 5 business days of receipt by Greenbriar of the Request Notice. Greenbriar shall use its best efforts to include in such registration all the Registrable Securities specified by any other Holder in a written request and received by Greenbriar within 25 days after the notice to other Holders is mailed or delivered by Greenbriar.

         The Request Notice shall specify the number of shares of Registrable Securities proposed to be sold by the Holders making such demand request. Greenbriar shall file a registration statement for the registration of the Registrable Securities requested to be registered in the Request Notice as soon as practicable and in any event within 60 days after receiving the demand request (the "Required Filing Date") and shall use all commercially reasonable efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing; provided, that, subject to Section 2(d), Greenbriar need effect only two demand registrations pursuant to this
Section 2.





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                 (b)      Greenbriar will not effect any other registration of
any of its securities, whether for its own account or that of any other security holder, from the date of receipt of a Request Notice until the completion of the distribution of all securities thereunder; provided that on or after the 60th day after the effective date of a Registration Statement filed in connection with a Request Notice, Greenbriar may effect the registration of (i) debt securities by the Company only for its own account or
(ii) equity securities by the Company only for its own account, which equity securities will be issued as consideration for an acquisition by the Company.

                 (c) If any of the Registrable Securities included under the Registration Statement are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of 50 percent of the Registrable Securities to be registered, provided, however, that such managing underwriters shall be reasonably satisfactory to Greenbriar.

                 (d) A registration shall not count as a Demand Registration until it has become effective (unless the Requesting Holders withdraw all their Registrable Securities, in which case such demand shall count as a Demand Registration unless the Requesting Holders pay all registration expenses in connection with such withdrawn registration); provided that if, after it has become effective, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court, such registration shall be deemed not to have been effected.

                 (e)      Notwithstanding the foregoing, the provisions of this
Section 2 are subject to the terms of the existing registration rights agreements listed on and the waivers contained in Exhibit A hereto, except to the extent waived.

         3.      Piggyback Registration.

                 (a) If Greenbriar proposes at any time to register any of its securities either for its own account or the account of a security holder or holders (other than a registration relating solely to employee benefit plans, a registration on Form S-4 or a registration relating solely to a Rule 145 transaction) Greenbriar will promptly, but in no event less than 45 days prior to the initial filing with the Commission of such registration statement, give written notice to the Holders. Such notice shall specify, to the extent known, the anticipated filing date, the number of securities proposed to be registered and the general distribution arrangements. Greenbriar will use its best efforts to include in such registration and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by Greenbriar within 30 days after the written notice from Greenbriar is mailed or delivered by Greenbriar. Such written request may specify all or a part of a Holder's Registrable Securities.

                 (b) Greenbriar may, at any time prior to the effectiveness of any such registration, abandon the proposed offering; provided, however, Greenbriar shall give written notice of such abandonment to each Holder as soon as practical, but in no event more than 20 days after the determination to abandon such registration.





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                 (c)      The number of Registrable Securities to be included
in such registration may be reduced or eliminated if and to the extent, in the reasonable opinion of the managing underwriter of such offering, such inclusion would materially jeopardize the successful marketing of the securities proposed
to sold therein.   If the aggregate number of securities must be limited
pursuant to this Section, the total number of securities that may be included shall be allocated first to Greenbriar or Holders initiating a request for registration under Section 2, and then pro rata among the Holders and other security holders requesting their securities of Greenbriar to be registered pursuant to similar piggy-back registration rights on the basis of the number of shares requested to be included in such registration by each Holder or other holder having similar piggy-back registration rights. If a Holder is not entitled to include all of its Registrable Securities in such registration, then such Holder may elect to withdraw its request to include any or all of its Registrable Securities in such registration.

                 (d) All Holders proposing to distribute their securities through such underwriting shall, if reasonably requested by Greenbriar or the managing underwriter in connection with such registration, (i) agree to sell such Registrable Securities on the basis provided in any underwriting arrangements entered into in connection therewith, (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents that are required under the terms of such underwriting arrangements and (iii) promptly provide any information requested, in writing, by Greenbriar or the managing underwriter.

                 (e) If a Holder decides not to include all of its Registrable Securities in any registration pursuant to this Section, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement(s) as may be filed by Greenbriar.

         4.      Registration on Form S-3.

                 (a) Greenbriar shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After Greenbriar has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of Section 2, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders); provided, however, that Greenbriar shall not be obligated to effect any such registration if (i) the Holders, together with the holders of any other securities of Greenbriar entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $3,000,000 or (ii) in a given twelve-month period, Greenbriar has effected one (1) such registration in any such period.

                 (b)      If a request complying with the requirements of
Section 4(a) is delivered to Greenbriar, the provisions of Sections 2(b) and
(c) hereof shall apply to such registration.





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                 (c)      Notwithstanding the foregoing, the provisions of this
Section 4 are subject to the terms of the existing registration rights agreements listed on and the waivers contained in Exhibit A hereto, except to the extent waived.

         5.      Registration Procedures.

         In connection with any registration to permit the sale or resale of Registrable Securities pursuant to this Agreement, Greenbriar shall use its reasonable best efforts to:

                 (a) Keep such registration effective for a period of 120 days or until the Holders have completed the distribution as specified in the Request Notice, whichever first occurs; provided, however, (i) that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of any securities of Greenbriar; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 145, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (A) includes any Prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the Registration Statement;

                 (b) Furnish to each Holder, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereto or each amendment or supplement to the Prospectus included therein and shall make Greenbriar's representatives available for discussion of such document and other customary due diligence matters, and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as any Holder reasonably may propose;

                 (c)      Take any and all actions as may be necessary so that
(i) the Registration Statement and any amendment thereto and the Prospectus complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) the Registration Statement and any amendment thereto (in either case, other than with respect to written information furnished to Greenbriar by or on behalf of any Holder specifically for inclusion therein) does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein not misleading and
(iii) the Prospectus (other than with respect to such information from Holders) does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;





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                 (d)      Keep the Registration Statement continuously
effective and provide all requisite financial statements for the period specified in Section 5(a); and upon the occurrence of any event that would cause the Registration Statement or any amendment thereto or the Prospectus (i) to contain a material misstatement or omission or (ii) not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, Greenbriar shall file promptly an appropriate amendment or supplement to the Registration Statement, in the case of clause (i), correcting any such misstatement or omission, and, in the case of either clause (i) or
(ii), use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                 (e) Prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 5(a); cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Registration Statement or supplement to the Prospectus;

                 (f) As soon as practicable, advise the Holders (which advice pursuant to clauses (ii)-(iv) shall be deemed to include an instruction to suspend the use of the Prospectus until the requisite changes have been made) and, if requested by such Persons, to confirm such advice in writing:

                 i. when the Prospectus or any supplement or amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                 ii. of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto;

                 iii. of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

                 iv. of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus so that the Registration Statement and the Prospectus do not contain an untrue statement of a material fact and do not omit





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                          to state a material fact required to be stated
                          therein or necessary to make the statements therein not misleading;

                 (g) If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or blue sky laws, obtain the withdrawal or lifting of such order at the earliest possible time;

                 (h)      Furnish to each Holder and each of the
underwriter(s), if any, without charge, at least one copy of the Registration Statement and each post-effective amendment thereto, including all financial statements and schedules, documents incorporated by reference therein and, if the Holder so requests in writing, all exhibits (including exhibits incorporated therein by reference);

                 (i) Deliver to each Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) included in the Registration Statement and any amendment or supplement thereto as such Persons may reasonably request; and Greenbriar consents to the use of the Prospectus by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                 (j) Prior to any public offering pursuant to the Registration Statement, register or qualify or cooperate with the Holders of Registrable Securities registered thereunder, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of such Registrable Securities under the securities or blue sky laws of such jurisdictions as such Holders or underwriters reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of such Registrable Securities; provided, however, that Greenbriar will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

                 (k) Cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Registrable Securities, subject to the provision contained in Section 5(f); provided, however, that Greenbriar's obligations pursuant to this Section 5(k) shall not extend to actions necessary to enable the seller or sellers of Registrable Securities or the underwriter(s), if any, to consummate the disposition of such Registrable Securities if such actions are necessary only as a result of the status of such seller or sellers or underwriter(s) as regulated entities under any regulatory regime other than the securities laws of the United States or any state thereof;

                 (l) Unless any Registrable Securities shall be in book-entry form only, cooperate with the Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold under the





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Registration Statement, free of any restrictive legends and in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request in connection with the sales of Registrable Securities pursuant to the Registration Statement;

                 (m)      Upon the occurrence of any event contemplated by
Section 5(f)(ii)-(iv), file (and have declared effective as soon as possible) a post-effective amendment to the Registration Statement or an amendment or supplement to the Prospectus or any document incorporated by reference therein or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. Each Holder of Registrable Securities registered under the Registration Statement agrees by acquisition of such Registrable Securities that, upon receipt of any notice from Greenbriar of the existence of any fact of the kind described in Section 5(f)(ii)-(iv) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder receives copies of the supplemented or amended Prospectus contemplated by this Section 5(m), or until such Holder is advised in writing by Greenbriar that the use of the Prospectus may be resumed, and such Holder has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. If so directed by Greenbriar, each Holder will deliver to Greenbriar (at Greenbriar's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Greenbriar shall give any such notice, the time period regarding Greenbriar's obligations to maintain the effectiveness of the Registration Statement set forth in Section 5(a) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(f) hereof to and including the date when such Holder shall have received the copies of the supplemented or amended Prospectus contemplated by this Section 5(m);

                 (n) Provide CUSIP numbers for all Registrable Securities at the time of any distribution thereof to Holders, in each case not later than the effective date of the Registration Statement, and provide a transfer agent and registrar for the Common Stock;

                 (o) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its best efforts to cause the Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Registrable Securities to consummate the disposition of such securities;

                 (p) Comply with all applicable rules and regulations of the Commission, and make generally available to its security holders or otherwise provide in accordance with Section 11(a) of the Securities Act, as soon as practicable after the effective date of the Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

                 (q) Request a Holder of Registrable Securities to furnish to Greenbriar such information regarding such Holder and the distribution of such Holder's securities thereunder





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
as Greenbriar may from time to time reasonably require for inclusion in the Registration Statement and Greenbriar may exclude from such registration the Registrable Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request;

                 (r) If requested by the Holders of Registrable Securities being sold in an Underwritten Offering or the underwriter(s) thereof, promptly incorporate in the Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment, if necessary, such information as such Holders and underwriter(s), if any, may reasonably request to have included therein, which may include, without limitation, information relating to the plan of distribution of the Registrable Securities, information with respect to the amount of Registrable Securities being sold to such underwriter(s), the purchase price being paid therefor and with respect to any other terms of the offering of the Registrable Securities to be sold in such offering; and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after Greenbriar is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                 (s) Enter into such customary agreements (including an underwriting agreement in customary form, if applicable) and take all such other appropriate actions in order to expedite or facilitate the disposition of the Registrable Securities pursuant to the Registration Statement, and in connection therewith, Greenbriar shall (i) make such representations and warranties to the Holders of Registrable Securities registered thereunder and the underwriter(s), if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (ii) obtain opinions of counsel to Greenbriar and updates thereof (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to such underwriters and the Holders of a majority of the outstanding Registrable Securities being sold) addressed to each such Holder and underwriter covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters; (iii) if and to the extent permitted by Statement of Auditing Standards No. 72, obtain comfort letters and updates thereof from Greenbriar's independent certified public accountants addressed to the underwriters requesting the same, such letters to be in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to the underwriting or other agreement, without exception; (iv) in connection with an Underwritten Offering only, set forth in full or incorporate by reference in the underwriting agreement the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and (v) deliver such documents and certificates as may be reasonably requested by such Holders or underwriters to evidence compliance with Section 5(m) and with any customary conditions contained in the underwriting agreement or other agreement entered into by Greenbriar pursuant to this Section 5(s). The foregoing actions set forth in clauses (i), (ii), (iii), (iv) and (v) of this Section 5(s) shall be performed at each closing under any underwriting or similar agreement as and to the extent required thereunder. If at any time the representations and warranties of Greenbriar contemplated in clause (i) above cease to be true and correct, Greenbriar shall so advise the Purchaser and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;





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
                 (t) Make available at reasonable times for inspection by the Holders of the Registrable Securities, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney or accountant retained by any such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of Greenbriar and its subsidiaries; and cause Greenbriar's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with the Registration Statement subsequent to the filing thereof as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by Greenbriar, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Holders or any such underwriter, attorney or accountant, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided, further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel designated by and on behalf of such Holders and other parties;

                 (u) Subject to any applicable rules thereto, cause all Common Stock included among the Registrable Securities to be listed on each securities exchange on which the Common Stock is listed;

                 (v) Provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

         6.      Registration Expenses.

                 (a) Greenbriar shall bear all expenses incurred in connection with the performance of or compliance with its obligations under this Agreement, including without limitation all registration filing, application and qualification fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger, delivery and telephone expenses and fees, and disbursements of counsel for Greenbriar, all independent certified public accountants and other persons retained by Greenbriar, all of Greenbriar's internal expenses relating to such registration (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by Greenbriar are then listed.

                 (b) Each Holder will pay any discounts and commissions incurred upon the sale of securities by it under such registration.

         7. Prior Approval of Subsequent Registration Rights. From and after the date of this Agreement and until no Registrable Securities remain outstanding, without the prior written consent of the Holders, Greenbriar shall not grant (i) any new demand registration rights to any Person or (ii) any new piggy-back registration rights to any Person unless such rights are expressly made subject to the prior right of Holders to include any or all of their Registrable Securities before such other Person includes any shares in any registration relating to an underwritten public offering with respect to which, in the opinion of the





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
managing underwriter, the inclusion in the offering of all shares requested to be registered by all Persons holding registration rights would materially jeopardize the successful marketing of the securities to be sold.

         8.      Indemnification and Contribution.

                 (a) In connection with any Registration Statement, Greenbriar shall indemnify and hold harmless each Holder, its officers, directors, partners, employees, representatives and agents, and each Person who controls such Holder within the meaning of the Securities Act or the Exchange Act against any and all losses, claims, damages, liabilities or expenses, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) which arise out of or are based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, or any Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action, as such expenses are incurred; provided, however, that Greenbriar will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Greenbriar by or on behalf of any such Holder and contained in, on the effective date of, a Registration Statement or any amendment thereto.

         Greenbriar also agrees to indemnify or contribute to losses of, as provided in Section 8(d), any underwriters of Registrable Securities, their officers, directors, partners, employees, representatives and agents and each Person, if any, who controls any such underwriter (within the meaning of the Securities Act) on substantially the same basis as that of the indemnification of the Holders provided in Section 8(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement.

                 (b) Each selling Holder, severally and not jointly, shall indemnify and hold harmless Greenbriar, its officers, directors, partners, employees, representatives and agents and each Person, if any, who controls Greenbriar (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities or expenses to the same extent as the foregoing indemnity contained in Section 8(a) hereof resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement or any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such loss, claim, damage or liability relates to or arises from information relating to such Holder furnished in writing by such Holder specifically for use in the Registration Statement; provided, however, that the obligation to indemnify will be individual to each Holder and will be limited to the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to the Registration Statement.

                 (c) Any Person entitled to indemnification hereunder shall give notice as promptly as reasonably practicable to each indemnifying party of any claim or action commenced against it in respect of which indemnity may be sought hereunder; provided, however, that failure to so notify an indemnifying party shall not relieve such indemnifying party from any obligation that it may have pursuant to this Section except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; provided further, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than on account of this indemnity agreement. If any such claim or action shall be brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that an indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition to the indemnity agreements contained in Sections 8(a) and 8(b), shall use all efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement or any such action effected without its written consent, but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party, then each applicable indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative fault of Greenbriar on the one hand and the Holders on the other in connection with the actions, statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by Greenbriar on the one hand or the Holders on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses, claims, damages, liabilities or expenses (or actions in respect thereof), shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceedings.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled any contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 8(d) to contribute are several in proportion and not joint.

         9. Rules 144 and 144A. Greenbriar shall use commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time Greenbriar is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Holder's securities pursuant to Rules 144 and 144A. Greenbriar covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell securities pursuant to Rules 144 and 144A (including the requirements of Rule 144A(d)(4)).

         10.     Miscellaneous.

                 (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless Greenbriar has obtained the written consent of the Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of the Holders of Registrable Securities being sold pursuant to the Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of the Registrable Securities being sold.

                 (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, certified mail (return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

                 i. if to a Holder, at the address of such Holder maintained by Greenbriar;

                 ii. if to the Purchaser, at the address set forth in the Purchase Agreement;

                 iii. if to Greenbriar, at its address set forth in the Purchase Agreement;

or to such other addresses as the recipient party has specified to the sending party by prior written notice to the sending party.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, certified, return receipt requested and postage prepaid, if mailed; when receipt is acknowledged by the recipient's telecopier machine, if telecopied; and on the next business day, if delivered to a next-day air courier.

                 (c) Remedies. In the event of a breach by Greenbriar or by a Holder of any of their respective obligations under this Agreement, each Holder or Greenbriar, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.
Greenbriar and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                 (d) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                 (e) No Inconsistent Agreements. Greenbriar will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders in this Agreement. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of Greenbriar's securities under any agreement in effect on the date hereof.

                 (f) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of their respective heirs, executors, administrators, successors, legal representatives and assigns. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of Holders are also for the benefit of, and enforceable by, any subsequent Holder.

                 (g) Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

                 (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                 (i) Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

                 (j) Entire Agreement. This Agreement together with the other operative documents described in the Purchase Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by Greenbriar with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Registration Rights Agreement as of the date first above written.


                                        GREENBRIAR CORPORATION,
                                        a Nevada corporation


                                        By: /s/ GENE S. BERTCHER
                                           ------------------------------------
                                           Name: Gene S. Bertcher
                                                -------------------------------
                                           Title: Executive Vice President
                                                 ------------------------------

                                        LONE STAR OPPORTUNITY FUND, L.P.,
                                        a Delaware limited partnership

                                        By: Lone Star Partners, L.P., its
                                            General Partner

                                            By: Lone Star Management Co., Ltd.,
                                                its General Partner


                                                By: /s/ LOUIS PALETTA
                                                   ----------------------------
                                                   Name: Louis Paletta
                                                        -----------------------
                                                   Title: Vice President
                                                         ----------------------